EXHIBIT 23.2





                             Child, Sullivan & Company
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              A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

                1284 W. Flint Meadow Dr., Suite D, Kaysville, UT 84037
 PHONE: (801) 927-1337                                  FAX: (801) 927-1344




              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Yaoshun Inc.

We hereby consent to the use of our report dated August 29, 2005, with respect to the financial statements of Yaoshun Inc. in the Registration Statement on Form SB-2 to be filed on September 13, 2005. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.



/s/ CHILD, SULLIVAN & COMPANY
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CHILD, SULLIVAN & COMPANY

Kaysville, Utah
September 12, 2005